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                                                              Exhibit (23)
                                                              Unicom Corporation
                                                              Form S-8
                                                              File No. 333-


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated January 31, 1997, included or incorporated by reference in Unicom Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, and our report dated January 31, 1997 included in Unicom Corporation's Current Report on
Form 8-K dated January 31, 1997. We also hereby consent to all references to our Firm included in this Form S-8 Registration Statement.




                                        ARTHUR ANDERSEN LLP





Chicago, Illinois
May 9, 1997